SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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CISCO SYSTEMS, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CISCO SYSTEMS, INC.

September 28, 2004

DEAR CISCO SYSTEMS SHAREHOLDER:

You are cordially invited to attend the Annual Meeting of Shareholders of Cisco Systems, Inc., which will be held at the Santa Clara Convention Center in Exhibit Hall A, located at 5001 Great America Parkway, Santa Clara, California on Thursday, November 18, 2004, at 10:00 a.m. Pacific Time. You will find a map with directions to the meeting on the outside back cover of the Proxy Statement.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote over the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Voting by any of these methods will ensure your representation at the meeting.

We look forward to seeing you at the meeting.

John T. Chambers

President and Chief Executive Officer

San Jose, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) or submit your proxy and voting instructions over the Internet or by telephone. Please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the Proxy Statement for a description of these voting methods.

CISCO SYSTEMS, INC.

170 West Tasman Drive

San Jose, California 95134-1706

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 18, 2004

The Annual Meeting of Shareholders of Cisco Systems, Inc. will be held at the Santa Clara Convention Center in Exhibit Hall A, located at 5001 Great America Parkway, Santa Clara, California on Thursday, November 18, 2004, at 10:00 a.m. Pacific Time for the following purposes:

1.  To elect twelve members of Cisco’s Board of Directors;

2.  To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 30, 2005;

3.  To vote upon a proposal submitted by shareholders, if properly presented at the meeting; and

4.  To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournments thereof is September 20, 2004. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the meeting will be available for inspection at Cisco’s principal executive offices.

Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Chandler

Secretary

San Jose, California

September 28, 2004

i

CISCO SYSTEMS, INC.

170 West Tasman Drive

San Jose, California 95134-1706

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation, for the Annual Meeting of Shareholders to be held at 10:00 a.m. Pacific Time on November 18, 2004, at the Santa Clara Convention Center in Exhibit Hall A, located at 5001 Great America Parkway, Santa Clara, California, and at any adjournments or postponements of the meeting. These proxy materials were first mailed on or about September 28, 2004 to all shareholders entitled to vote at the meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Voting

Only shareholders of record of Cisco common stock on September 20, 2004, the record date, will be entitled to vote at the meeting. Each shareholder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 6,646,175,633 shares of common stock outstanding. A majority of the outstanding shares of common stock must be present or represented by proxy at the meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the meeting. In the election of directors, the twelve nominees receiving the highest number of affirmative votes will be elected. Proposal Nos. 2 and 3 require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting, together with the affirmative vote of a majority of the required quorum. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Recommendations of the Board of Directors

Cisco’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 30, 2005 (Proposal No. 2) and AGAINST the shareholder proposal (Proposal No. 3).

Voting via the Internet, by Telephone or by Mail

Shareholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 30, 2005 (Proposal No. 2), AGAINST the shareholder proposal (Proposal No. 3) and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date or by sending written notice of revocation of your proxy to Cisco’s Secretary at Cisco’s principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not in and of itself revoke a valid proxy that was previously delivered.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. Shareholders who elected to receive the 2004 Proxy Statement and Annual Report to Shareholders over the Internet will be receiving an e-mail on or about October 8, 2004 with information on how to access shareholder information and instructions for voting.

Proxy Solicitation Costs

Cisco will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material that Cisco may provide to shareholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, Cisco has retained Georgeson Shareholder Communications, Inc. to act as a proxy solicitor in conjunction with the meeting. Cisco has agreed to pay that firm $15,000, plus reasonable out of pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by directors, officers and employees of Cisco. No additional compensation will be paid to these individuals for any such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The names of persons who are nominees for director and their positions and offices with Cisco are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. The authorized number of directors is presently twelve. Each of the current directors has been nominated by the Nomination and Governance Committee for election and has decided to stand for re-election. Ms. Burns was appointed to the Board of Directors in November 2003 upon the recommendation of the Nomination and Governance Committee. Ms. Burns was brought to the attention of the Nomination and Governance Committee as a candidate by Mr. Chambers, Cisco’s Chief Executive Officer. Mr. Chambers had previously served on the board of directors of Wal-Mart Stores, Inc. with Ms. Burns.

Proxies may not be voted for more than twelve directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. The twelve nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected to the Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Shareholders may not cumulate votes in the election of directors.

Nominees	Positions and Offices Held with Cisco
Carol A. Bartz	Director
M. Michele Burns	Director
Larry R. Carter	Senior Vice President, Office of the President and Director
John T. Chambers	President, Chief Executive Officer and Director
Dr. James F. Gibbons	Director
Dr. John L. Hennessy	Director
Roderick C. McGeary	Director
James C. Morgan	Director
John P. Morgridge	Chairman of the Board
Donald T. Valentine	Vice Chairman of the Board
Steven M. West	Director
Jerry Yang	Director

Business Experience of Nominees

Ms. Bartz, 56, has been a member of the Board of Directors since November 1996. Since April 1992, she has served as Chairman of the Board and Chief Executive Officer of Autodesk, Inc. Prior to that, she was employed by Sun Microsystems, Inc. from 1983 to April 1992. Ms. Bartz currently serves on the board of directors of BEA Systems, Inc. and Network Appliance, Inc.

Ms. Burns, 46, has been a member of the Board of Directors since November 2003. She has been Executive Vice President and Chief Financial Officer of Mirant Corporation since May 2004 and Chief Restructuring Officer since August 2004. From August 2000 to April 2004, she served as Executive Vice President and Chief Financial Officer of Delta Air Lines, Inc. From January 1999 to August 2000 she held various positions in Delta’s finance and tax departments. Prior to that, Ms. Burns was a partner at Arthur Andersen LLP from 1991 to January 1999. Ms. Burns currently serves on the board of directors of Wal-Mart Stores, Inc.

Mr. Carter, 61, has been a member of the Board of Directors since July 2000. He joined Cisco in January 1995 as Vice President of Finance and Administration, Chief Financial Officer and Secretary. In July 1997, he was promoted to Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary. In May 2003, upon his retirement as Chief Financial Officer and Secretary, he was appointed Senior Vice President, Office of the President. Before joining Cisco, he was employed by Advanced Micro Devices, Inc. as Vice President and Corporate Controller. Mr. Carter currently serves on the board of directors of QLogic Corporation.

Mr. Chambers, 55, has been a member of the Board of Directors since November 1993. He joined Cisco as Senior Vice President in January 1991 and was promoted to Executive Vice President in June 1994. Mr. Chambers was promoted to President and Chief Executive Officer of Cisco as of January 31, 1995. Before joining Cisco, he was employed by Wang Laboratories, Inc. for eight years, where, in his last role, he was the Senior Vice President of U.S. Operations.

Dr. Gibbons, 73, has been a member of the Board of Directors since May 1992. He is currently Professor (Research) of Electrical Engineering at Stanford University. He was the Reid Weaver Dennis Professor of Electrical Engineering from 1983 to 2003, and has been a professor at Stanford since August 1957. He was Dean of the Stanford University School of Engineering from 1984 to 1996.

Dr. Hennessy, 52, has been a member of the Board of Directors since January 2002. He has been President of Stanford University since September 2000. He served as Provost of Stanford from June 1999 to August 2000, Dean of the Stanford University School of Engineering from June 1996 to June 1999, and Chair of the Stanford University Department of Computer Science from September 1994 to March 1996. Dr. Hennessy is currently the Chairman of the Board of Atheros Communications, Inc. and currently serves on the board of directors of Google Inc.

Mr. McGeary, 54, has been a member of the Board of Directors since July 2003. Mr. McGeary served as Chief Executive Officer of Brience, Inc. from July 2000 to July 2002. From April 2000 to June 2000 he served as a Managing Director of KPMG Consulting LLC, a wholly owned subsidiary of BearingPoint, Inc. (formerly KPMG Consulting, Inc.). From August 1999 to April 2000 he served as Co-President and Co-Chief Executive Officer of BearingPoint, Inc. From January 1997 to August 1999 he was employed by KPMG LLP as its Co-Vice Chairman of Consulting. Prior to 1997 he served in several capacities with KPMG LLP, including audit partner for technology clients. Mr. McGeary is a Certified Public Accountant and holds a B.S. degree in Accounting from Lehigh University. Mr. McGeary currently serves on the board of directors of BearingPoint, Inc., BroadVision, Inc. and GoRemote Internet Communications, Inc.

Mr. Morgan, 66, has been a member of the Board of Directors since January 1998. He has been Chairman of the Board of Applied Materials, Inc. since 1987. From 1977 to April 2003 he served as Chief Executive Officer of Applied Materials, Inc. He was previously a senior partner with WestVen Management, a private venture capital partnership affiliated with Bank of America Corporation.

Mr. Morgridge, 71, joined Cisco as President and Chief Executive Officer and was elected to the Board of Directors in October 1988. Mr. Morgridge became Chairman of the Board on January 31, 1995, upon his retirement from the positions of President and Chief Executive Officer of Cisco.

Mr. Valentine, 72, has been a member of the Board of Directors since December 1987 and was elected Chairman of the Board in December 1988. He became Vice Chairman of the Board on January 31, 1995. He has been a general partner of Sequoia Capital since 1974. Mr. Valentine currently serves as Chairman of the Board of Network Appliance, Inc.

Mr. West, 49, has been a member of the Board of Directors since April 1996. He is a founder and partner of Emerging Company Partners, which was formed in January 2004. Mr. West served as Chief Operating Officer of nCUBE Corporation, a provider of on-demand media systems, from December 2001 to July 2003. Prior to joining nCUBE, he was the President and Chief Executive Officer of Entera, Inc. from September 1999 until it was acquired by Blue Coat Systems, Inc. (formerly CacheFlow Inc.) in January 2001. From June 1996 to September 1999, he was President and Chief Executive Officer of Hitachi Data Systems, a joint venture computer hardware services company owned by Hitachi, Ltd. and Electronic Data Systems Corporation. Prior to that, Mr. West was at Electronic Data Systems Corporation from November 1984 to June 1996.

Mr. Yang, 35, has been a member of the Board of Directors since July 2000. He is a founder of Yahoo! Inc., and since March 1995 has been an executive of Yahoo! Inc. and has served as a member of its board of directors.

Corporate Governance

Cisco maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including Cisco’s Corporate Governance Policies, Cisco’s Code of Business Conduct, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.cisco.com, by clicking on “About Cisco,” and then on “Corporate Governance,” under “Investor Relations.”

Cisco’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board of Directors has adopted clear corporate governance policies;

•	A majority of the board members are independent of Cisco and its management;

•	All members of the key board committees—the Audit Committee, the Compensation and Management Development Committee, and the Nomination and Governance Committee—are independent;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•	Cisco has a clear code of business conduct that is monitored by its ethics office and is annually affirmed by its employees;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	Cisco has an ethics office with a hotline available to all employees, and Cisco’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•	Cisco has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer; and

•	Cisco’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to Cisco’s Audit Committee.

Independent Directors

The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Carter, Mr. Chambers and Mr. Morgridge is independent under the criteria established by Nasdaq for independent board members. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership.

Board Committees and Meetings

During Cisco’s fiscal year ended July 31, 2004, the Board of Directors held six meetings. During this period, all of the directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, except for Mr. Yang. Cisco’s directors are strongly encouraged to attend the annual meeting of shareholders. All of Cisco’s directors standing for re-election attended last year’s annual meeting.

Cisco has six standing committees: the Acquisition Committee, the Audit Committee, the Compensation and Management Development Committee, the Investment/Finance Committee, the Nomination and Governance Committee and the Technology Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found under the “Investor Relations” section of our website at www.cisco.com. Additionally, a copy of the charter for the Audit Committee is attached hereto as Appendix A. The members of the committees are identified in the following table.

Director	Acquisition Committee	Audit Committee	Compensation and Management Development Committee	Investment/ Finance Committee	Nomination and Governance Committee	Technology Committee
Carol A. Bartz	X		Chair		X
M. Michele Burns	X	X
Larry R. Carter				X
John T. Chambers	Chair
Dr. James F. Gibbons			X		X	X
Dr. John L. Hennessy						Chair
Roderick C. McGeary		X
James C. Morgan			X	Chair	X
John P. Morgridge	X			X
Donald T. Valentine	X			X	Chair	X
Steven M. West		Chair		X
Jerry Yang			X			X

Acquisition Committee

The Acquisition Committee reviews acquisition strategies and opportunities with management, approves certain acquisitions and investment transactions and also makes recommendations to the Board of Directors. This committee held four meetings during the last fiscal year.

Audit Committee

The Audit Committee is responsible for reviewing the financial information which will be provided to shareholders and others, reviewing the systems of internal controls which management and the Board of Directors have established, appointing, retaining and overseeing the performance of the independent registered public accounting firm, overseeing Cisco’s accounting and financial reporting processes and the audits of Cisco’s financial statements, and pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm. This committee held fourteen meetings during the last fiscal year. The Board of Directors has determined that each of Ms. Burns and Mr. McGeary is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable Nasdaq listing standards.

Compensation and Management Development Committee

The Compensation and Management Development Committee’s basic responsibility is to review the performance and development of management in achieving corporate goals and objectives and to assure that Cisco’s senior executives are compensated effectively in a manner consistent with Cisco’s strategy, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, this committee oversees, reviews and administers all of Cisco’s compensation, equity and employee benefit plans and programs. This committee held six meetings during the last fiscal year. Each member of this committee is an independent director under applicable Nasdaq listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Investment/Finance Committee

The Investment/Finance Committee reviews and approves Cisco’s global investment policy, reviews minority investments, fixed income assets and insurance risk management policies and programs, oversees Cisco’s stock repurchase programs, and also reviews Cisco’s currency, interest rate and equity risk management policies. This committee is also authorized to approve the issuance of debt securities, certain real estate acquisitions and leases, and charitable contributions made on behalf of Cisco. This committee held three meetings during the last fiscal year.

Nomination and Governance Committee

The Nomination and Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning Cisco’s corporate governance policies, and for recommending to the full Board of Directors candidates for election to the Board of Directors. This committee held five meetings during the last fiscal year. Each member of this committee is an independent director under applicable Nasdaq listing standards.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors’ policy is to encourage selection of directors who will contribute to Cisco’s overall corporate goals: responsibility to its shareholders, technology leadership, effective execution, high customer satisfaction and superior employee working environment. The Nomination and Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In recommending candidates for election to the Board of Directors, the Nomination and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nomination and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nomination and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at the Company’s annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Cisco’s bylaws.

In particular, for the Nominating and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2005 annual meeting, the recommendation must be delivered or mailed to and received by the Secretary between June 30, 2005 and July 30, 2005 (or, if the 2005 annual meeting is not held within 30 days of the anniversary of the date of the 2004 annual meeting, within 10 days after Cisco’s public announcement of the date of the 2005 annual meeting). The recommendation must include the information specified in Cisco’s bylaws, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

•	Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the rules of the Securities and Exchange Commission, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

Technology Committee

The Technology Committee is responsible for reviewing Cisco’s technology development and strategic opportunities, including in the context of Cisco’s long term strategic planning in both new and existing businesses and markets. This committee, which was established in March 2004, did not hold any meetings during the last fiscal year.

Director Compensation

During the 2004 fiscal year, non-employee directors were each paid a $75,000 annual retainer fee for serving on the Board of Directors. The chair of the Audit Committee received an additional annual retainer of $25,000, the chair of the Compensation and Management Development Committee received an additional annual retainer of $10,000 and each non-employee member of each standing committee received an additional fee of $2,000 per meeting attended. During the 2004 fiscal year, non-employee directors were eligible to participate in the Discretionary Option Grant Program in effect under the 1996 Stock Incentive Plan and to receive periodic option grants under the Automatic Option Grant Program in effect under the 1996 Stock Incentive Plan.

On November 11, 2003, the date of the last Annual Meeting of Shareholders, each of the following non-employee directors re-elected to the Board of Directors received option grants under the 1996 Stock Incentive Plan for 20,000 shares of common stock with an exercise price of $22.35 per share: Ms. Bartz, Dr. Gibbons, Dr. Hennessy, Mr. Morgan, Mr. Valentine, Mr. West and Mr. Yang. The shares subject to these options vest in two equal annual installments upon the completion of each year of board service. Ms. Burns received initial option grants under the 1996 Stock Incentive Plan for 50,000 shares upon her appointment to the Board of Directors on November 11, 2003, with an exercise price of $22.35 per share. The shares subject to these options vest in four equal annual installments upon the completion of each year of board service. The exercise price for each option is equal to the closing selling price per share of common stock on the grant date. Each option has a term of nine years measured from the grant date, subject to earlier termination following the optionee’s cessation of board service. Each option is immediately exercisable for all of the shares underlying the option; however, any shares so purchased that remain unvested at the time of the optionee’s cessation of board service will be subject to Cisco’s right to repurchase, at the option exercise price paid per share. Shares underlying the options vest immediately in full upon certain changes in control or ownership of Cisco or upon the optionee’s death or disability while a member of the Board of Directors.

Shareholder Communications with the Board of Directors

Shareholders may communicate with Cisco’s Board of Directors through Cisco’s Secretary by sending an email to bod@cisco.com, or by writing to the following address: Board of Directors, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Cisco’s Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Cisco’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within Cisco for review and possible response.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees listed herein.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Cisco is asking the shareholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 30, 2005. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Cisco’s and its shareholders’ best interests.

PricewaterhouseCoopers LLP has audited Cisco’s consolidated financial statements annually since Cisco’s 1988 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Cisco by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended July 31, 2004 and July 26, 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit Fees	$3,902,000	$2,805,000
Audit-Related Fees	6,401,000	730,000
Tax Fees	10,600,000	12,895,000
All Other Fees	884,000	837,000

Total Fees	$21,787,000	$17,267,000

Audit Fees.    Consists of fees billed for professional services rendered for the audit of Cisco’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Cisco’s consolidated financial statements and are not reported under “Audit Fees.” These services include professional services requested by Cisco in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. Approximately $6,050,000 of the fiscal 2004 Audit-Related Fees relate to the additional professional services requested by Cisco in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Cisco is required to comply with Section 404 as of its fiscal year ending July 30, 2005.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on international and state tax matters. Tax compliance fees were $10,256,000 and $11,824,000 in fiscal 2004 and 2003, respectively. All other tax fees were $344,000 and $1,071,000 in fiscal 2004 and 2003, respectively. Cisco is currently transitioning a significant portion of the tax services to other service providers and anticipates a substantial decrease in Tax Fees paid to PricewaterhouseCoopers LLP beginning in fiscal 2005.

All Other Fees.    Consists of fees for products and services other than the services reported above. These services included expatriate relocation coordination services provided to Cisco employees on international job assignments, translation of filings, and other miscellaneous services. There were no management consulting services provided.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Cisco’s independent registered public accounting firm for the fiscal year ending July 30, 2005.

PROPOSAL NO. 3

SHAREHOLDER PROPOSAL

The Sisters of the Holy Names of Jesus and Mary, Washington Province, 2911 West Fort Wright Drive, Spokane, Washington 99224, who are the beneficial owners of 10,000 shares of Cisco common stock, joined by other filers (whose names, addresses and shareholdings will be provided by Cisco promptly upon receipt by Cisco Investor Relations of any oral or written request), have notified us that they intend to present the following proposal at the meeting:

WHEREAS, in its 2003 survey of pay for U.S. chief executive officers, Business Week noted that, “while average exec pay plunged by a third, the median pay for our 365 CEOs actually rose by 5.9%, to

$3.7 million.” BW stated: “With the most gargantuan pay packages scaled back…that’s not to say that pay for performance has been embraced everywhere.” (BW 04/21/03). Other studies show that CEO pay rose from 100 times the average worker wage in 1980 to more than 1,000 times the average worker wage in 1995 (FT 09/19/03).

Earlier Business Week editorialized (04/22/02): “The size of CEO compensation is simply out of hand.” For its part The Conference Board issued a report acknowledging that executive compensation has become excessive in many instances and bears no relationship to a company’s long-term performance and that changes must be made (09/17/02).

New York Fed President, William J. McDonough, while acknowledging a market economy requires that some people will be rewarded more than others, has asked: “should there not be both economic and moral limitations on the gap created by the market-driven reward system?” According to The Wall Street Journal, McDonough has cited “the biblical admonition to ‘love thy neighbor as thyself’ as justification for voluntary CEO pay cuts’ beginning with the strongest companies. He has said: “CEOs and their boards should simply reach the conclusion that executive pay is excessive and adjust it to more reasonable and justifiable levels” (09/12/02).

A 2002 Harris Poll found that “87 percent of all adults believe that most top company managers are paid more than they deserve, and that they become rich at the expense of ordinary workers.” Two-thirds of respondents believed that rewards in the workplace were distributed less fairly than they had been five years before (Harris Interactive press release, 10/18/02).

RESOLVED, shareholders request the Board’s Compensation Committee to initiate a review of our company’s executive compensation policies and to make available, upon request, a report of that review by January 1, 2005 (omitting confidential information and processed at a reasonable cost). We request the report include:

1.	A comparison of the total compensation package of top executives and our company’s lowest paid workers in the United States in July, 1994 and July, 2004.

2.	An analysis of changes in the relative size of the gap between the two groups and the rationale justifying this trend.

3.	An evaluation of whether our top executive compensation packages (including, but not limited to, options, benefits, perks, loans and retirement agreements) are “excessive” and should be modified.

4.	An explanation of whether the issues of sizable layoffs or the level of pay of our lowest paid workers should result in an adjustment of executive pay to “to more reasonable and justifiable levels” as suggested by William J. McDonough above.

The Proponents’ Statement in Support of Proposal No. 3

When our top officials are given such excessive packages shareholders need to provide checks and balances. Please support this resolution.

Cisco’s Statement in Opposition to Proposal No. 3

The Board of Directors believes this proposal does not serve the best interests of Cisco or its shareholders and recommends a vote AGAINST it.

The Board of Directors believes that Cisco currently has in place a fair and reasonable pay package for all employees. Our compensation structure is egalitarian in that the same components of compensation (base salary, annual cash bonus and stock options) are used at all levels of the organization and no other compensation is used at any level (except certain commission-based compensation for our sales force). Performance, both at the company and individual level, is the primary criterion used to determine the amount of all variable compensation awards. Because performance is the primary driver of the majority of compensation programs at Cisco, the annual amount received and the disparity from one individual to the next with the same level of responsibility is the direct result of the individual’s performance for that year. Not surprisingly, the employees with the most responsibility in the organization have the largest percentage of their compensation “at risk” based on achievement of both company and individual performance goals. The Compensation and Management Development Committee, which is comprised solely of independent directors, oversees all compensation awarded to Cisco’s senior executives and the equity and employee benefit plans and programs in which they participate. The Compensation and Management Development Committee reviews the performance of Cisco’s senior executives in achieving Cisco’s goals and objectives to ensure that they are reasonably and effectively compensated in a manner consistent with Cisco’s strategy and performance. We refer you to the “Compensation Philosophy and Objectives” of the Compensation and Management Development Committee on page 16 of this proxy statement for more information on the philosophy and objectives followed in structuring compensation for Cisco’s senior executives.

We also refrain from offering exclusive perquisites to any employee or group of employees, including senior executives. We do not offer country club memberships, private use of corporate assets (such as aircraft, apartments or luxury boxes), supplemental retirement funds, tax-sheltered accounts or any similar perquisites to any segment of our employee base. Senior executives at Cisco have the same components (base salary, annual cash bonuses and stock options) of total compensation as do all Cisco employees.

We further note that as a public reporting company, information about the compensation levels of our CEO and other highest paid executives is furnished in our annual proxy materials. We refer you to the “Summary Compensation Table” on page 19 of this proxy statement for the compensation earned by Cisco’s Chief Executive Officer and the four other highest paid executive officers.

We believe that our egalitarian performance-based compensation structure is both equitable and appropriate for our workforce while still creating incentive to drive value creation for our shareholders.

Recommendation of the Board of Directors

For all the reasons set forth above, the Board of Directors recommends a vote AGAINST Proposal No. 3.

OWNERSHIP OF SECURITIES

The following table sets forth information known to Cisco with respect to beneficial ownership of Cisco common stock as of July 31, 2004 for (i) each director and nominee, (ii) Cisco’s Chief Executive Officer and the four other highest paid executive officers named in the Summary Compensation Table below (the “Named Executive Officers”) and (iii) all executive officers and directors as a group. To Cisco’s knowledge, there are no beneficial owners of five percent or more of the outstanding shares of Cisco common stock as of July 31, 2004.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Cisco’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of July 31, 2004 includes shares of common stock that such person or group had the right to acquire on or within 60 days after July 31, 2004, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after July 31, 2004. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 6,735,231,840 shares of common stock outstanding on July 31, 2004 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after July 31, 2004.

Name	Number of Shares Beneficially Owned	Percent Owned
Carol A. Bartz(1)	347,858	*
M. Michele Burns(2)	52,000	*
Larry R. Carter(3)	4,861,899	*
John T. Chambers(4)	32,913,866	*
Dr. James F. Gibbons(5)	185,920	*
Dr. John L. Hennessy(6)	77,687	*
Richard J. Justice(7)	2,562,788	*
Mario Mazzola(8)	5,358,794	*
Roderick C. McGeary(9)	63,096	*
James C. Morgan(10)	264,300	*
John P. Morgridge(11)	80,419,372	1.2
Randy Pond(12)	2,203,363	*
Dennis D. Powell(13)	1,331,378	*
Donald T. Valentine(14)	2,586,198	*
Steven M. West(15)	190,400	*
Jerry Yang(16)	120,613	*
All executive officers and directors as a group (20 Persons)(17)	145,758,446	2.1

*	Less than one percent.

(1)	Includes 210,130 shares held by the Carol Ann Bartz (Living) Trust, 2,628 shares held by Ms. Bartz’s spouse, 100 shares held by her son and options to purchase 135,000 shares.

(2)	Includes options to purchase 50,000 shares.

(3)	Includes 2,900 shares held by the Carter Revocable Trust dated October 18, 1994 and options to purchase 4,827,499 shares.

(4)	Includes options to purchase 30,866,667 shares.

(5)	Includes options to purchase 175,000 shares.

(6)	Includes 9,687 shares held in the Hennessy 1993 Revocable Trust, John L. Hennessy and Andrea J. Hennessy Trustees, 3,000 shares held in trust for the benefit of Dr. Hennessy’s children and options to purchase 65,000 shares.

(7)	Includes 20,660 shares held by the 1990 Justice Family Trust and options to purchase 2,535,831 shares.

(8)	Includes options to purchase 5,263,074 shares.

(9)	Includes 3,096 shares held by Mr. McGeary’s son and options to purchase 30,000 shares.

(10)	Includes 9,300 shares held by Mr. Morgan’s spouse and options to purchase 255,000 shares.

(11)	Includes 66,818,022 shares held by John P. Morgridge and Tashia F. Morgridge as Trustees of the Morgridge Family Trust (UTA DTD 6/30/88), 90,238 shares held by Mr. Morgridge’s spouse, Tashia F. Morgridge, 12,415,760 shares held in the TOSA Foundation, a charitable foundation of which Mr. Morgridge is a director, and options to purchase 100,000 shares. Mr. Morgridge disclaims beneficial ownership of the shares held by the TOSA Foundation.

(12)	Includes 36,484 shares held by the Randall & Cynthia Pond Revocable Living Trust and options to purchase 2,147,750 shares.

(13)	Includes options to purchase 1,322,813 shares.

(14)	Includes 2,019,198 shares held by the Donald T. Valentine Family Trust Under Agreement dated April 29, 1967 and options to purchase 315,000 shares.

(15)	Includes 400 shares held by Mr. West’s spouse and options to purchase 190,000 shares.

(16)	Includes 34,993 shares held in the Jerry Yang 1996 Charitable Remainder Trust, 3,194 shares held in the Jerry Yang 1996 Revocable Trust, 2,426 shares held in the Red Husky Foundation, a charitable foundation of which Mr. Yang is the secretary and his spouse is the president, and options to purchase 80,000 shares. Mr. Yang disclaims beneficial ownership of the shares held by the Red Husky Foundation.

(17)	Includes options to purchase 58,500,875 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Cisco’s executive officers, directors and persons who own more than 10% of Cisco’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required to provide Cisco with copies of all Section 16(a) forms that they file. Based solely on Cisco’s review of these forms and written representations from the executive officers and directors, Cisco believes that all Section 16(a) filing requirements were met during fiscal year 2004, except that a late Form 4 was filed on behalf of John Morgridge relating to a gift transaction in each of fiscal year 2004 and fiscal year 2003 covering 22,700 shares in the aggregate, and a late Form 4 was filed on behalf of Betsy Rafael relating to an option grant for 20,000 shares in fiscal year 2004. These forms were promptly filed upon discovery that such reports were not timely filed.

Equity Compensation Plan Information

The following table provides information as of July 31, 2004 with respect to the shares of Cisco common stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the 1996 Stock Incentive Plan, the Employee Stock Purchase Plan and its sub-plan, the International Employee Stock Purchase Plan. The category “Equity compensation plans not approved by security holders” in the table below consists of the 1997 Supplemental Stock Incentive Plan and options to purchase shares of Cisco common stock that were issued to replace cancelled options in connection with Cisco’s acquisition of Latitude Communications, Inc. The table does not include information with respect to shares subject to outstanding options granted under equity compensation arrangements assumed by Cisco in connection with mergers and acquisitions of the companies that originally granted those options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,317,652,316		$25.63	522,590,836	(2)
Equity compensation plans not approved by security holders	3,750,114	(3)(4)	$29.87	5,554,343	(5)

Total	1,321,402,430	(3)(6)	$25.65	528,145,179	(7)

(1)	Excludes purchase rights currently accruing under the Employee Stock Purchase Plan including its sub-plan, the International Employee Stock Purchase Plan.

(2)	Includes shares available for future issuance under the Employee Stock Purchase Plan including its sub-plan, the International Employee Stock Purchase Plan. As of July 31, 2004, as reported in Cisco’s 2004 Annual Report on Form 10-K, an aggregate of 138,580,359 shares of common stock were available for future issuance under this purchase plan. Also includes up to 979,169 shares that may be granted to independent, non-employee consultants as direct issuances under the 1996 Stock Incentive Plan.

(3)	Includes outstanding options to purchase 3,259,899 shares of Cisco common stock under the 1997 Supplemental Stock Incentive Plan and options to purchase 490,215 shares of Cisco common stock that were issued to replace cancelled options in connection with Cisco’s acquisition of Latitude Communications, Inc.

(4)	Excludes options, warrants and other equity rights assumed by Cisco in connection with mergers and acquisitions. As of July 31, 2004, a total of 28,099,615 shares of Cisco common stock were issuable upon exercise of outstanding options under those assumed arrangements. The weighted average exercise price of those outstanding options is $10.77 per share. No additional options may be granted under those assumed equity rights.

(5)	These securities may be issued as options or as direct share issuances.

(6)	As of July 31, 2004, the aggregate number of shares issuable upon exercise of outstanding options as reported in Cisco’s 2004 Annual Report on Form 10-K were 1,349,502,045 shares, which included the 28,099,615 shares under the assumed equity rights described in footnote (4) above.

(7)	As of July 31, 2004, 384,010,477 shares were available for future issuance under the 1996 Stock Incentive Plan and 5,554,343 shares were available for future issuance under the 1997 Supplemental Stock Incentive Plan for an aggregate total of 389,564,820 shares available for future issuance under stock incentive plans, as reported in Cisco’s 2004 Annual Report on Form 10-K. The shares available for future issuance under the purchase plan were 138,580,359 shares, as reported in Cisco’s 2004 Annual Report on Form 10-K.

The 1997 Supplemental Stock Incentive Plan

The 1997 Supplemental Stock Incentive Plan (the “Supplemental Plan”) was implemented by the Board of Directors on July 31, 1997. The Supplemental Plan is a non-shareholder approved plan. Options may be granted and direct share issuances of common stock may be made under the Supplemental Plan to employees of Cisco (or any parent or subsidiary corporation) who are neither officers nor board members at the time of grant. The Board of Directors has authorized 9,000,000 shares of common stock for issuance under the Supplemental Plan. All option grants will have an exercise price per share, and all share issuances will have a purchase price per share, equal to the closing selling price per share of common stock on the grant or issuance date. Each option or share issuance may be subject to vesting. Any unvested options or share issuances will immediately vest and become exercisable in full upon certain changes in ownership of Cisco if the options are not assumed or replaced by the acquiring entity or the repurchase rights relating to share issuances are not assigned to the acquiring entity, as applicable. All options are non-statutory options under the Federal tax law. As of July 31, 2004, options covering 3,259,899 shares of common stock were outstanding under the Supplemental Plan, 5,554,343 shares remained available for future option grants or share issuances, and options covering 185,758 shares had been exercised.

Replacement Latitude Options

On January 12, 2004, Cisco acquired Latitude Communications, Inc. (“Latitude”). As part of this transaction, options to purchase Latitude common stock held by employees who continued to be employed by Cisco or Latitude following the transaction were cancelled and replaced with an aggregate of 492,985 options to purchase shares of Cisco common stock. The Latitude replacement options vest on the same vesting schedule as the cancelled options, and have a maximum term of nine (9) years. Each Latitude replacement option may accelerate with respect to 50% of the then-unvested shares if the related employee is terminated under certain circumstances within two years of the effective date of the transaction.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation and Management Development Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation and Management Development Committee’s (the “Committee”) basic responsibility is to review the performance and development of Cisco’s management in achieving corporate goals and objectives and to assure that Cisco senior executives are compensated effectively in a manner consistent with Cisco’s strategy, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Committee oversees all compensation, equity and employee benefit plans and programs.

Compensation Philosophy and Objectives

Cisco operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of Cisco and should be determined within a framework based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of Cisco’s competitors. Within this overall philosophy, the Committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a group of specifically identified peer companies (the “Peer Companies”) and other selected companies with which Cisco competes for executive talent.

•	Provide annual variable cash incentive awards that take into account Cisco’s overall financial performance in terms of designated corporate objectives, as well as individual contributions and a measure of customer satisfaction.

•	Align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

The three major components of Cisco’s executive officer compensation are: (i) base salary, (ii) variable cash incentive awards and (iii) long-term, equity-based incentive awards.

The Committee determines the compensation levels for the executive officers with the assistance of Cisco’s Human Resources Department, which works with independent consulting firms which furnish the Committee with executive compensation data drawn from multiple nationally recognized surveys of similarly sized technology companies identified as Peer Companies. A significant number of the Peer Companies are listed in the S & P Information Technology Index, which is included in the Stock Performance Graph for this Proxy Statement. Certain companies not included in this Index were considered Peer Companies because Cisco competes for executive talent with those companies. However, some organizations in the S & P Information Technology Index were excluded from the Peer Company list because they were not considered competitors for executive talent or because compensation information was not available.

The positions of Cisco’s Chief Executive Officer and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, the practices of the Peer Companies concerning long-term, equity-based incentive awards were reviewed.

Base Salary.    The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies. Cisco’s policy is to target base salary levels for executive officers between the 25th and 50th percentile of compensation practices at Peer Companies, with the Chief Executive Officer target base salary level at the 10th percentile.

Variable Cash Incentive Awards.    The Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable cash incentive pay. The annual cash incentive awards for executive officers, other than the Chief Executive Officer whose annual cash incentive award is described in the below section entitled “CEO Compensation,” for fiscal year 2004 were determined under Cisco’s 2004 Professional and Leadership Incentive Plan (the “PLI Plan”) with reference to Cisco’s achievement of established financial performance goals, customer satisfaction criteria and the executive’s individual contribution. Under the PLI Plan, a target award is set for each participating executive officer and such target award is stated as a percentage of the executive officer’s base salary for fiscal 2004. Actual awards, if any, are based on the extent to which Cisco achieves its financial performance goals, the level of customer satisfaction and an assessment of the executive’s contribution. No award payments are made under the PLI Plan if Cisco fails to attain minimum revenue and profit objectives for the fiscal year. In fiscal 2004, Cisco exceeded its financial performance goals and met its customer satisfaction goals. The awards paid reflect these results along with the recognition of individual contribution.

Long-Term, Equity-Based Incentive Awards.    The goal of Cisco’s long-term, equity-based incentive awards is to align the interests of executive officers with shareholders and to provide each executive officer with a significant incentive to manage Cisco from the perspective of an owner with an equity stake in the business. The Committee determines the size of the long-term, equity-based incentives according to each executive’s position within Cisco and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition, the Committee takes into account an individual’s performance history, his or her potential for future responsibility and promotion, and competitive total compensation targets for the individual’s position and level of contribution. The relative weight given to each of these factors varies among individuals at the Committee’s discretion.

During fiscal year 2004, the Committee made option grants to Cisco’s executive officers under Cisco’s 1996 Stock Incentive Plan. Each grant allows the executive officer to acquire shares of Cisco’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time. Options granted to this group of individuals during fiscal year 2004 vest in periodic installments over a five-year period, contingent upon the executive officer’s continued service with Cisco. Accordingly, the option grants will provide a return only if the executive officer remains with Cisco and only if the market price appreciates over the option term.

CEO Compensation.    On April 1, 2001, Mr. Chambers requested that his base salary be lowered to a rate of $1.00 annually until the recognition of a recovery in Cisco’s performance. On May 11, 2001, the Committee agreed to honor this request until such a time as the Committee deemed it appropriate to return Mr. Chambers’ base salary to a market competitive level. Prior to his reduction in salary, Mr. Chambers’ annual base salary was $350,000. For fiscal year 2004, Mr. Chambers’ annual base salary remained at $1.00, consistent with prior fiscal years. In recognition of Cisco’s increased revenues and earnings and the increase in shareholder value since the end of fiscal 2002, the Committee determined in July 2004 that it was appropriate to increase Mr. Chambers’ annual base salary as of the beginning of fiscal 2005. The Committee determined that Mr. Chambers’ annual base salary would be reinstated to the fiscal year 2001 level of $350,000.

For fiscal year 2004, Mr. Chambers’ annual bonus was determined independent of the PLI Plan. Based on Cisco’s financial results and its attainment of its stated performance goals and Mr. Chambers’ own performance in producing those favorable results, the Committee awarded Mr. Chambers a discretionary annual cash bonus of $1,900,000. The Committee considers this amount of annual base salary and bonus competitive and appropriate for the following reasons: Mr. Chambers’ success in achieving greater profits and higher returns on equity; his actions to improve Cisco’s cash flows; his critical role in achieving positive financial results in an extremely competitive national and global economic environment; and his overall personal example and actions in enhancing customer relations.

In fiscal year 2004, no stock options were awarded to Mr. Chambers. At the Committee’s meeting in July 2004, the Committee determined that on August 23, 2004 it would grant Cisco’s fiscal year 2005 merit-based, companywide stock option grant to eligible employees. On August 23, 2004, as part of that grant, an option to purchase up to 1,500,000 shares of Cisco common stock at an exercise price of $19.18 per share was awarded to Mr. Chambers. The exercise price represented the closing selling price per share of Cisco’s common stock on the Nasdaq National Market on the grant date. The stock option becomes exercisable upon Mr. Chambers’ completion of seven years of service from the grant date or, if sooner, three years after he ceases to be President and Chief Executive Officer, provided vesting shall occur no earlier than the fifth anniversary of the grant date, and is subject to his continued service through that date. For purposes of Mr. Chambers’ stock option agreement, “service” includes providing services directly to Cisco or employment by educational or governmental institutions if those institutions’ policies preclude continued service to Cisco. The option has a term of nine years measured from the grant date and, if vested, will remain exercisable for the full term even after his cessation of service except in limited circumstances. In addition, the option would become immediately exercisable in the case of Mr. Chambers’ death or permanent disability. The option grant places a significant portion of his total compensation at risk, since the option grant delivers a return only if Cisco’s common stock appreciates over the option term. The Committee considers this option grant competitive and appropriate for the following reasons: the option grant is comparable to equity grants provided to chief executive officers of similarly situated Peer Companies; the size of Mr. Chambers’ option grant constituted less than one percent of the companywide grant; the vesting provisions are designed to retain the services of Mr. Chambers for an extended duration; and Mr. Chambers’ performance and leadership with Cisco were instrumental in producing the financial results that Cisco achieved in fiscal year 2004.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for certain compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. Cisco’s 1996 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. While the variable performance awards discussed above are based on company and individual performance, they are not considered “performance-based” under the technical Section 162(m) definition. However, the amount of non-performance based compensation in excess of $1 million paid to executive officers for the 2004 fiscal year was not material, and the Committee has decided that it is not appropriate at this time to limit Cisco’s alternatives in designing the cash compensation packages payable to Cisco’s executive officers.

Submitted by the Compensation and Management Development Committee

Carol A. Bartz, Chairperson

Dr. James F. Gibbons

James C. Morgan

Jerry Yang

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Management Development Committee for the 2004 fiscal year were Carol A. Bartz, Dr. James F. Gibbons, James C. Morgan and, effective March 25, 2004, Jerry Yang. No member of this committee was at any time during the 2004 fiscal year or at any other time an officer or employee of Cisco, and no member had any relationship with Cisco requiring disclosure under Item 404 of Regulation S-K. No executive officer of Cisco has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation and Management Development Committee during the 2004 fiscal year.

Summary of Cash and Certain Other Compensation

The following table sets forth the compensation earned by the Named Executive Officers for services rendered in all capacities to Cisco and its subsidiaries for each of the last three or fewer fiscal years during which such individuals served as executive officers. Cisco has not granted restricted stock or stock appreciation rights to any of the persons listed below during the past three fiscal years. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for Cisco’s 2004 fiscal year has been excluded by reason of his or her termination of employment or change in executive officer status during that fiscal year.

SUMMARY COMPENSATION TABLE

	Compensation				Long-Term Compensation Awards Options(#)		All Other Compensation ($) (2)
	Annual Compensation			Other Annual Compensation ($)
Name and Principal Position	Fiscal Year	Salary($)	Bonus($) (1)
John T. Chambers	2004	1	1,900,000	0	0		0
President, Chief Executive	2003	1	0	0	4,000,000		0
Officer and Director	2002	1	0	0	6,000,000	(3)	0

Richard J. Justice	2004	414,862	752,045	0	600,000		6,150
Senior Vice President,	2003	386,400	605,937	0	500,000		6,000
Worldwide Field Operations	2002	386,400	480,743	0	850,000		2,000

Mario Mazzola	2004	464,317	666,850	0	600,000		5,726
Senior Vice President,	2003	447,120	764,897	0	500,000		2,905
Chief Development Officer	2002	447,120	556,289	0	1,325,000		2,000

Dennis D. Powell	2004	412,500	650,808	0	450,000		6,150
Senior Vice President and	2003	325,000	432,432	0	275,000		6,000
Chief Financial Officer (4)	2002	—	—	—	—		—

Randy Pond	2004	413,462	623,691	0	600,000		5,812
Senior Vice President,	2003	350,000	648,648	0	500,000		4,765
Operations, Systems and Processes (5)	2002	—	—	—	—		—

(1)	Represents cash bonuses earned for the indicated fiscal years.

(2)	Represents the matching contribution that Cisco made to Cisco’s 401(k) Plan.

(3)	In July 2002, Mr. Chambers informed the Compensation and Management Development Committee of his decision to waive all his rights to an option grant for 2,000,000 shares granted on April 5, 2002, and requested that the option grant be cancelled. The committee honored Mr. Chambers’ request, and the option grant has been cancelled and is no longer outstanding.

(4)	Mr. Powell was appointed an executive officer on May 13, 2003, which was during the 2003 fiscal year.

(5)	Mr. Pond was appointed an executive officer on September 10, 2002, which was during the 2003 fiscal year.

Stock Options

The following table provides information with respect to the stock option grants made during Cisco’s 2004 fiscal year under Cisco’s 1996 Stock Incentive Plan to each Named Executive Officer. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year. Options have a maximum term of nine years measured from the applicable grant date, subject to earlier termination in the event of the optionee’s cessation of service with Cisco. Each of the options will vest and become exercisable for 20% of the option shares upon the completion of one year of service measured from the grant date and will become exercisable for the remaining shares in equal monthly installments over the next 48 months of service thereafter. However, each of the options will immediately become exercisable for all of the option shares in the event Cisco is acquired by merger or asset sale, unless the options are assumed or replaced by the acquiring entity, or in the event there is a hostile change in control or ownership of Cisco. The exercise price of each option may be paid in cash or in shares of common stock valued at the closing selling price on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares.

There is no assurance provided to any executive officer or any other holder of Cisco’s securities that the potential realizable values shown in this table, which are based on assumed 5% and 10% annual rates of compounded stock price appreciation over the nine-year term of the options as required under the rules of the Securities and Exchange Commission, will be realized. Actual gains, if any, on option exercises are dependent on the future performance of Cisco common stock and overall market conditions.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
					5%($)	10%($)
John T. Chambers	0	N/A	N/A	N/A	N/A	N/A
Richard J. Justice	600,000	0.3192	19.5900	9/2/2012	6,480,312	15,961,317
Mario Mazzola	600,000	0.3192	19.5900	9/2/2012	6,480,312	15,961,317
Dennis D. Powell	450,000	0.2394	19.5900	9/2/2012	4,860,234	11,970,988
Randy Pond	600,000	0.3192	19.5900	9/2/2012	6,480,312	15,961,317

Option Exercises and Holdings

The following table sets forth information concerning the exercise of options by each of the Named Executive Officers during Cisco’s 2004 fiscal year and the unexercised options held by them as of the end of the fiscal year. The value realized represents the difference between the aggregate closing selling price of the shares on the date of exercise less the aggregate exercise price paid. The value of unexercised in-the-money options is based on the closing price of Cisco common stock on July 30, 2004 of $20.92 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized. No stock appreciation rights were exercised during the fiscal year, and no stock appreciation rights were outstanding at the end of the fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at July 31, 2004		Value of Unexercised In-the-Money Options at July 31, 2004($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John T. Chambers	2,000,000	38,277,709	30,266,667	7,133,333	202,946,352	21,880,998
Richard J. Justice	843,750	10,606,744	2,440,834	1,649,166	3,218,640	5,633,110
Mario Mazzola	1,000,000	17,081,097	5,046,404	1,829,168	39,350,102	6,804,375
Dennis D. Powell	0	0	1,312,854	1,124,979	6,350,675	4,365,241
Randy Pond	337,360	5,067,699	1,952,750	1,751,250	4,788,659	5,500,392

Employment Contracts, Termination of Employment, and Change in Control Agreements

None of Cisco’s executive officers have employment or severance agreements with Cisco, and their employment could be terminated at any time at the discretion of the Board of Directors.

Each outstanding option under Cisco’s 1996 Stock Incentive Plan will vest and become immediately exercisable for all of the option shares at the time subject to that option in the event there should occur a hostile takeover of Cisco, whether through a tender or exchange offer for more than thirty-five percent of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders to accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Cisco’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Cisco contained in Cisco’s Annual Report on Form 10-K for the 2004 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of Cisco’s consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from Cisco.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Cisco’s Annual Report on Form 10-K for its 2004 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Steven M. West, Chairperson

M. Michele Burns

Roderick C. McGeary

STOCK PERFORMANCE GRAPH

The graph depicted below shows a comparison of cumulative total shareholder returns for Cisco common stock with the cumulative total return on the Standard & Poor’s Information Technology Index and the Standard & Poor’s 500 Index. Shareholder returns over the indicated period are based on historical data and should not be considered indicative of future shareholder returns.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG CISCO SYSTEMS, INC.,

THE S&P INFORMATION TECHNOLOGY INDEX

AND THE S&P 500 INDEX

	7/30/99	7/28/00	7/27/01	7/26/02	7/25/03	7/30/04
CISCO SYSTEMS, INC.	100.00	202.21	61.36	38.05	61.42	67.35
S&P INFORMATION TECHNOLOGY	100.00	140.95	66.49	39.51	48.90	53.72
S&P 500	100.00	108.98	93.36	71.30	78.89	89.28

Notes:

(1)	The graph covers the period from July 30, 1999, the last trading day before Cisco’s 2000 fiscal year, to July 30, 2004, the last trading day of Cisco’s 2004 fiscal year.

(2)	The graph assumes that $100 was invested in Cisco common stock and in each index on July 30, 1999, and that all dividends were reinvested. No cash dividends have been declared on shares of Cisco’s common stock.

The information contained in the Stock Performance Graph section shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in Cisco’s Proxy Materials. Shareholders of Cisco may submit proposals on matters appropriate for shareholder action at meetings of Cisco’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in Cisco’s proxy materials relating to its 2005 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Cisco no later than May 31, 2005. Such proposals should be delivered to Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134-1706 (and we encourage you to send a copy via e-mail to CorporateSecretary@cisco.com), with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting.    Cisco’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the shareholder must have given timely notice thereof in writing to the Secretary of Cisco not less than sixty nor more than ninety days prior to the anniversary of the date on which Cisco first mailed its proxy materials for its immediately preceding annual meeting of shareholders (as specified in Cisco’s proxy materials for its immediately preceding annual meeting of shareholders). To be timely for the 2005 annual meeting, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of Cisco between June 30, 2005 and July 30, 2005. However, in the event that the annual meeting is called for a date that is not within thirty days of the anniversary of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to the Secretary must set forth the information required by Cisco’s bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.

In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which Cisco has not been provided with notice on or prior to July 30, 2005 and (ii) any proposal made in accordance with the bylaw provisions, if the 2005 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

SHAREHOLDERS SHARING THE SAME ADDRESS

Cisco has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Cisco is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless Cisco has received contrary instructions from an affected shareholder. This procedure reduces Cisco’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Cisco will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Cisco’s Investor Relations Department at Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706, Attention: Investor Relations, telephone (408) 526-6945. You may also access Cisco’s annual report and proxy statement on the Investor Relations section of Cisco’s website at www.cisco.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of Cisco’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact Cisco’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

FORM 10-K

CISCO WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF CISCO’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 2004, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: CISCO SYSTEMS, INC., 170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.CISCO.COM.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for shareholder action at the meeting. However, if other matters do properly come before the meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Chandler

Secretary

Dated: September 28, 2004

APPENDIX A

CISCO SYSTEMS, INC.

CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

As Revised March 25, 2004

1.    PURPOSE

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others; reviewing the systems of internal controls which management and the Board have established; appointing, retaining and overseeing the performance of independent accountants; and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of the Charter. The Committee shall be given full and direct access to the Company’s Internal Control Services group, the Board Chairman, Company executives and independent accountants as necessary to carry out these responsibilities. However, the Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

2.    COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than three directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

  1.  Review annually the Committee Charter for adequacy and recommend any changes to the Board.

  2.  Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

  3.  Review the financial, investment and risk management policies followed by the Company in operating its business activities.

  4.  Review the Company’s annual audited financial statements, related disclosures, including the MD&A portion of the Company’s filings, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

  5.  Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters, and review with the independent accountants the Company’s internal financial controls, including the budget, staffing and responsibilities of the Company’s Internal Control Services department.

  6.  Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

  7.  Be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting) or other audit, review or attest services. The independent accountants shall report directly to the Committee.

  8.  Pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

  9.  Review the hiring policies for any employees or former employees of the independent accountants.

10.  Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants any disclosed relationships or services the accountants have with the Company which may affect the accountants’ independence and objectivity. The Committee is responsible for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent accountants.

11.  For each of the first three fiscal quarters and at year end, at a Committee meeting review with management the financial results, the proposed earnings press release and formal guidance which the Company may plan to offer, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

12.  Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

13.  Following completion of the annual audit, review separately with the independent accountants, the Internal Control Services department, and management any significant difficulties encountered during the course of the audit.

14.  Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent accountants for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

15.  Report to the Board on a regular basis on the major events covered by the Committee and make recommendations to the Board and management concerning these matters.

16.  Perform any other activities consistent with this charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

17.  Approve all related party transactions, as defined by applicable Nasdaq Rules, to which the Company is a party.

18.  Establish procedures for:

(a)  the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and

(b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.     COMMITTEE MEETINGS

The Committee will meet on a regular basis at least 4 times each year, and will hold special meetings as circumstances require. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Committee at the same time as the annual Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent accountants, management and the Internal Control Services department, including a meeting to conduct the reviews required under Section 3.13 above. In addition, the Committee will meet at any time that the independent accountants believe communication to the Committee is required.

At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with Section 307 (including without limitation notice, quorum and votes/actions of the committee) and other applicable sections of the General Corporation Law of California. Minutes shall be kept of each meeting of the Committee.

Directions to the

Santa Clara Convention Center

Getting to the Santa Clara Convention Center from San Jose—Highway 101

•	Go north on Highway 101 and take the Great America Parkway exit.
•	Turn right on Great America Parkway.
•	The Convention Center is located at Great America Parkway and Tasman Drive.
•	Find the Convention Center Parking Garage at the Westin Hotel’s 2nd driveway at Bunker Hill Road.

Getting to the Santa Clara Convention Center from San Francisco—Highway 101

•	Go south on Highway 101 and take the Great America Parkway exit.
•	Turn left on Great America Parkway.
•	The Convention Center is located at Great America Parkway and Tasman Drive.
•	Find the Convention Center Parking Garage at the Westin Hotel’s 2nd driveway at Bunker Hill Road.

Getting to the Santa Clara Convention Center from Oakland—Highway 880

•	Take Highway 880 south to Highway 237 west towards Mountain View.
•	Follow Highway 237 to the Great America Parkway exit.
•	Turn left on Great America Parkway.
•	The Convention Center is at Great America Parkway and Tasman Drive.
•	Find the Convention Center Parking Garage at the Westin Hotel’s 2nd driveway at Bunker Hill Road.

1028-PSA-04

CISCO SYSTEMS, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735	VOTE BY INTERNET -www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cisco Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CISCO-N	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CISCO SYSTEMS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

PROPOSAL 1 -

To elect as directors the following nominees:

(01) Carol A. Bartz, (02) M. Michele Burns, (03) Larry R. Carter, (04) John T. Chambers, (05) Dr. James F. Gibbons, (06) Dr. John L. Hennessy, (07) Roderick C. McGeary, (08) James C. Morgan, (09) John P. Morgridge, (10) Donald T. Valentine, (11) Steven M. West, (12) Jerry Yang.

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

				For	Against	Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 2 -	To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 30, 2005.			☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 3.

PROPOSAL 3 -	Proposal submitted by shareholders requesting that the Board’s Compensation Committee initiate a review of Cisco’s executive compensation policies and make available, upon request, a report of that review by January 1, 2005, as more fully set forth in the accompanying proxy statement.			☐	☐	☐

This proxy card must be signed for your instructions to be executed. Each joint owner should sign. Signatures should correspond with names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CISCO SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 18, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the shareholders’ annual meeting to be held November 18, 2004 and the proxy statement, and appoints John T. Chambers and Dennis D. Powell or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Cisco Systems, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of Cisco to be held on Thursday, November 18, 2004 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWELVE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

SEE REVERSE SIDE	TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE